                                                                                Exhibit 99.1

                                                Joint Filer Information
Names:                Fulcrum Growth Partners, L.L.C.
                Michael R. McCarthy

Address:        c/o McCarthy Group, Inc.
                1125 South 103 Street, Suite 450
                Omaha, NE 68124

Designated Filer:        McCarthy Group, Inc.

Issuer & Ticker Symbol:        Cabela's Incorporated (CAB)

Date of Event Requiring Statement:        August 6, 2004

4,753,226 shares of the voting common stock of  the Issuer reported on this Form 4 are held of record by Fulcrum Growth Partners, L.L.C.  As the managing member of Fulcrum
Growth Partners, L.L.C., McCarthy Group, Inc., may be deemed the beneficial owner of such shares of the Issuer owned by Fulcrum Growth Partners, L.L.C.  Each Reporting Person, other than Fulcrum Growth Partners, L.L.C., disclaims beneficial ownership of these securities except to the extent of his or its pecuniary interest therein.

3,058,328 shares of the voting common stock of the Issuer reported on this Form 4 are held of record by Outdoor Investors, L.P.  As the sole general partner of Outdoor Investors, L.P.,
Outdoor G.P., LLC, an indirectly wholly owned subsidiary of McCarthy Group, Inc., may be
deemed the beneficial owner of such shares owned by Outdoor Investors, L.P.   Each Reporting
Person disclaims beneficial ownership of these securities except to the extent of his or its pecuniary interest therein.

180,576 shares of the voting common stock of the issuer reported on this Form 4 are held of record by Outdoor, G.P., LLC.  Each Reporting Person disclaims beneficial ownership of these securities except to the extent of his or its pecuniary interest therein.

1,820,437 shares of the non-voting common stock of the Issuer reported on this Form 4
are held of record by McCarthy Group, Inc.   Each Reporting Person, other than McCarthy
Group, Inc.,  disclaims beneficial ownership of these securities except to the extent of his or its pecuniary interest therein.

The call options to purchase 72,817 shares of the voting common stock of  the Issuer reported on this Form 4 are held of record by Outdoor G.P., LLC.  Each Reporting Person disclaims beneficial ownership of these derivative securities except to the extent of his or its pecuniary interest therein.

Mr. McCarthy, as the Chairman and principal shareholder of McCarthy Group, Inc., may be deemed to share beneficial ownership of any securities of the Issuer that McCarthy Group,
Inc., beneficially owns or may be deemed to beneficially own.  Mr. McCarthy is a director of the
Issuer.
Signatures:                                FULCRUM GROWTH PARTNERS, L.L.C.
                                        By:  McCarthy Group, Inc.

                                        /s/ Margaret L. Doyle
                                        _________________________
                                        Margaret L. Doyle, Chief Financial Officer
                                                        Date:  August 9, 2004
                                        /s/ Margaret L. Doyle
                                        _________________________
                                        Margaret L. Doyle as Attorney-in-Fact for
                                        Michael R. McCarthy
                                                        Date: August 9, 2004